EXHIBIT 3.4

AMENDMENT NO. 1 TO

NINTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF ARCHIPELAGO HOLDINGS, L.L.C.

This Amendment No. 1 (this “Amendment”) to the Ninth Amended and Restated Limited Liability Company Agreement (the “Agreement”) of Archipelago Holdings, L.L.C., a Delaware limited liability company (the “Company”), dated as of November 12, 2003, is made and entered into as of February      , 2004, by and among GSP, LLC, an Illinois limited liability company (“GSP”), Virago Enterprises, L.L.C., an Illinois limited liability company (“Virago”), GS Archipelago Investment, L.L.C., a Delaware limited liability company (“GS”), E*TRADE Archipelago Holdings, L.L.C., a Delaware limited liability company (“ETR”), Instinet International Corporation, a Delaware corporation (“Instinet”), J.P. Morgan Capital, L.P., a Delaware limited partnership (“JPM”), American Century Ventures II, L.L.C., a Missouri limited liability company (“AC”), Merrill Lynch L.P. Holdings Inc., a Delaware corporation (“Merrill”), CooperNeff Group, Inc., a Delaware corporation formerly known as BNP Cooper Neff Group, Inc. (“BNP”), SWS Securities, Inc., a Texas corporation formerly known as Southwest Securities, Inc. (“Southwest”), Gamma ECN Investors, G.P., a Delaware general partnership (“Gamma”), Pacific Exchange, Inc., a Delaware corporation (“PCX”), Fidelity Global Brokerage Group, Inc., a Massachusetts corporation (“Fidelity”), Charles Schwab & Co., Inc., a California corporation (“Schwab”), Spear, Leeds & Kellogg, L.P., a New York limited partnership (“SLK”), TD Waterhouse Group, Inc., a Delaware corporation (“TD”), Fleet Securities, Inc., a New York corporation (“Fleet”), Credit Suisse First Boston Next Fund, Inc., a Delaware corporation (“CSFB”), Lehman Brothers Inc., a Delaware corporation (“Lehman”), National Discount Brokers Group, Inc., a Delaware corporation (“NDG”), Banc of America Technology Investments, Inc., a Delaware corporation (“BOA”), JL Management, LLC, a Delaware limited liability company (“JL”), GAP Archa Holdings, Inc., a Delaware corporation (“GAP”), and each other Person who, in accordance with the terms of the Agreement, shall become a party to or be bound by the terms of the Agreement after the date hereof.

RECITALS

WHEREAS, the parties hereto have entered into the Agreement.

WHEREAS, the Board of Managers (the “Board”) of the Company has determined in accordance with the Agreement that conditions are favorable for the Company to make an initial public offering (the “IPO”).

WHEREAS, the Class A Members and Class A Preferred Member desire that the Appointment Period set forth in Section 3.2(d) of the Agreement be extended from ninety (90) days following the Effective Date to one hundred twenty (120) days following the Effective Date (the “Extension”).

WHEREAS, the Class A Members and Class A Preferred Member of the Company have determined that the Agreement should be amended by this Amendment.

WHEREAS, the Board has determined that the Agreement should be amended by this Amendment.

AGREEMENT

NOW, THEREFORE, the parties hereto agree as follows:

1. Defined Terms. Any capitalized terms used herein that are not defined herein will have the meanings ascribed to them in the Agreement, as modified by this Amendment. For the avoidance of doubt, the term “Agreement”, as used in the Agreement, shall mean, as of the date hereof, the Agreement as amended by this Amendment.

2. Effectiveness. This Amendment shall become effective immediately after the approval of this Amendment by the Class A Preferred Member and by Class A Members holding 80% or more of the Class A Shares of the Company.

3. Amendment to Section 3.2(d) of the Agreement. The first sentence of Section 3.2(d) of the Agreement is hereby amended to read in its entirety as follows:

(d) Within one hundred twenty (120) days following the Effective Date (the “Appointment Period”), the members of a restructured Board of Managers shall be appointed by the Board of Managers in accordance with this Section 3.2(d); provided, however that, if the Company or the Successor Corporation has filed a registration statement with the Commission in connection with an Initial Public Offering at any time during the Appointment Period that has not been withdrawn during the Appointment Period, the Board of Managers may in its discretion elect to extend the Appointment Period by up to sixty (60) days; provided, further, that the Board of Managers may extend the Appointment Period thereafter with the consent of the GAP Representative.

4. Amendment to Section 9.12 of the Agreement.

a. Section 9.12(d) of the Agreement is hereby amended to read in its entirety as follows:

(d) Except with respect to Sections 4.1(b), 4.1(c), 4.2, 4.4, 4.5, 4.7, 9.12(e) and 9.17(b) and the remedies provided hereunder with respect to breaches of this Agreement (which shall continue in full force and effect, except as limited below), upon the consummation of an Initial Public Offering of the Successor Corporation, this Agreement shall terminate and the provisions hereof shall cease to have any force or effect; provided, however, that Sections 4.2, 4.5, 4.7 and the remedies provided hereunder with respect to breaches of this Agreement shall continue to have force and effect after the consummation of such Initial Public Offering solely with respect to matters which occurred prior to the consummation of such Initial Public Offering. Notwithstanding anything herein to the contrary, if the Initial Public Offering is not consummated within ten (10) business days of the date that the Company has consummated its reorganization as the Successor Corporation, then as promptly as practicable the Successor Corporation shall exchange (the “Exchange”) the shares of stock in the Successor Corporation for which the Class A Preferred Shares have been converted or exchanged upon reorganization of the Company as the Successor Corporation in accordance with this Section 9.12 (the “Exchanged Shares”) for shares of a new series of preferred stock of the Successor Corporation having identical voting powers, preferences and relative, participating, optional and other special rights as those set forth in Sections 3.6 and 4.10 hereof and the parties hereto shall otherwise cooperate in good faith and use their best efforts to amend the certificate of incorporation and by-laws of the Successor Corporation to provide that the Successor Corporation shall otherwise be governed in a manner consistent with Article III, Section 4.10 and Article IX of this Agreement to the fullest extent possible under applicable law. No consideration other than the Exchanged Shares shall be due and payable by the holders of the Exchanged Shares in connection with the Exchange. For the avoidance of doubt, this Section 9.12(d) may not be amended, modified or waived except in accordance with Sections 13.1 and 4.10(g).

b. Section 9.12 of the Agreement is hereby amended by inserting a new subsection (e) after subsection (d) to read as follows:

(e) Each Member agrees that, without the written consent of the Successor Corporation, such Member will not Transfer any shares of stock of the Successor Corporation during the period beginning from the date of the final prospectus covering the Initial Public Offering of the Successor Corporation and continuing to and including the date one hundred eighty (180) days after the date of such final prospectus, and, if requested by the lead or managing underwriter of the Initial Public Offering of the Successor Corporation or by the Company or the Successor Corporation, such Member will enter into one or more agreements in furtherance of such restrictions on Transfer, and such Member acknowledges that this provision is for the benefit of the underwriters and the Successor Corporation. Each Member understands and agrees that any certificate representing shares of stock of the Successor Corporation received in connection with the reorganization of the Company as the Successor Corporation may bear a legend noted conspicuously on each such certificate reading substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR OTHER SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, EXCHANGED, TRANSFERRED, ASSIGNED, PLEDGED, PARTICIPATED, HYPOTHECATED OR OTHERWISE DISPOSED OF (EACH A “TRANSFER”) EXCEPT PURSUANT TO REGISTRATION OR TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND, IF APPLICABLE, SUCH OTHER SECURITIES LAWS AND FOLLOWING RECEIPT BY ARCHIPELAGO HOLDINGS, INC. OF A LEGAL OPINION IN FORM AND SUBSTANCE SATISFACTORY TO IT THAT SUCH TRANSFER IS PERMITTED.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 9.12(E) OF THE LIMITED LIABILITY COMPANY AGREEMENT OF ARCHIPELAGO HOLDINGS, L.L.C., AS AMENDED (THE “LLC AGREEMENT”), AND A LOCK-UP AGREEMENT (THE “LOCK-UP AGREEMENT”). A COPY OF THE LLC AGREEMENT AND THE LOCK-UP AGREEMENT ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF ARCHIPELAGO HOLDINGS, INC. AND WILL BE FURNISHED WITHOUT CHARGE BY ARCHIPELAGO HOLDINGS, INC. TO THE HOLDER HEREOF UPON WRITTEN REQUEST. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SOLD, EXCHANGED, TRANSFERRED, ASSIGNED, PLEDGED, PARTICIPATED, HYPOTHECATED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH SECTION 9.12(E) OF THE LLC AGREEMENT AND THE LOCK-UP AGREEMENT.”

Each Member further agrees and consents to the entry of stop transfer orders against the Transfer of such shares of stock of the Successor Corporation except in compliance with this Agreement.

c. Section 9.12 of the Agreement is hereby amended by inserting a new subsection (f) after new subsection (e) to read as follows:

(f) Each Member acknowledges and agrees that upon the reorganization of the Company as the Successor Corporation, the Managers shall cease to be Managers and the Members shall cease to have any right to appoint Managers.

5. Amendment to Section 10.3 of the Agreement. Section 10.3 of the Agreement is hereby deleted in its entirety.

6. Miscellaneous.

a. Continued Force and Effect. Except as expressly amended hereby the Agreement remains unchanged, and as amended hereby the Agreement remains in full force and effect.

b. Further Action. Each Member agrees to take such further action as may be necessary or desirable to effectuate the purposes of this Amendment.

c. Governing Law. This Amendment will be construed in accordance with the laws of the State of Delaware without regard to the conflict of law provisions thereof.

d. Entire Agreement. This Amendment and the Agreement shall be read and construed as one document and references to the Agreement shall be read and construed as references to the Agreement, as amended by the Amendment. The Agreement, as so amended, constitutes the entire agreement between the parties with respect to the subject matter of the Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties thereto with respect to the subject matter of the Agreement.

e. Counterparts. This Amendment may be executed in two or more separate counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one Amendment.

f. Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Amendment. If a provision of this Amendment is held to be invalid and the rest of this Amendment is not invalidated, each party shall use all reasonable efforts to effect as far as practicable and valid under applicable law a new provision to achieve the purpose of such invalidated provision.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

GSP, LLC

By:	/s/ Gerald D. Putnam
Name: Gerald D. Putnam
Title: CEO

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

VIRAGO ENTERPRISES, L.L.C.

By:	/s/ MarrGwen Townsend

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

GS ARCHIPELAGO INVESTMENT, L.L.C.

By:	/s/ Duncan Niederauer
Name: Duncan Niederauer
Title: Managing Director

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

E*TRADE ARCHIPELAGO HOLDINGS, L.L.C.

By:	/s/ R. Jarrett Lilien
	Name:	R. Jarrett Lilien
	Title:	COO and President

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

INSTINET INTERNATIONAL CORPORATION

By:	/s/ Paul A. Merolla
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

J.P. MORGAN CAPITAL, L.P.
By:	J.P. MORGAN CAPITAL
MANAGEMENT COMPANY, L.P.,
its General Partner
By:	J.P. MORGAN CAPITAL

MANAGEMENT COMPANY, L.L.C.,
its General Partner
By:	J.P. MORGAN INVESTMENT
PARTNERS, L.P.,
its Managing Member
By:	J.P. MORGAN CAPITAL
CORPORATION,
its General Partner

By:	/s/ William F. Cruger, Jr.
Name: William F. Cruger, Jr.
Title: Managing Director

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

AMERICAN CENTURY VENTURES II, L.L.C.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

MERRILL LYNCH L.P. HOLDINGS INC.

By:	/s/ Onuoha O. Odim
Name: Onuoha O. Odim
Title: Managing Director

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

PACIFIC EXCHANGE, INC.

By:	/s/ Onuoha O. Odim
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

FIDELITY GLOBAL BROKERAGE GROUP, INC.

By:	/s/ Craig Messinger
Name: Craig Messinger
Title: President

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

CHARLES SCHWAB & CO., INC.

By:	/s/ Lawrence Leibowitz
Name: Lawrence Leibowitz
Title: Executive Vice President

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

SPEAR, LEEDS & KELLOGG, L.P.

By:	/s/ Duncan Niederauer

Name: Duncan Niederauer
Title: Co-Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

TD WATERHOUSE GROUP, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

FLEET SECURITIES, INC.

By:	/s/ Charles Siegal
Name: Charles Siegal
Title: Secretary

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

CREDIT SUISSE FIRST BOSTON NEXT FUND, INC.

By:	/s/ Alan Freudenstein
Name: Alan Freudenstein
Title: Vice President

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

LEHMAN BROTHERS INC.

By:	/s/ Jeffrey S. Wecker
	Name:	Jeffrey S. Wecker
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

NATIONAL DISCOUNT BROKERS GROUP, INC.

By:	/s/ Clifford Goldstein
Name: Clifford Goldstein
Title: Vice President

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

BANC OF AMERICA TECHNOLOGY INVESTMENTS, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

JL MANAGEMENT, LLC

By:	/s/ Lawrence Leibowitz
Name: Lawrence Leibowitz
Title: Managing Member

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

GAP ARCHA HOLDINGS, INC.

By:	/s/ William E. Ford
Name: William E. Ford
Title: